UNION PLANTERS CORPORATION

Prospectus for Shares of Common Stock

offered under the

Union Planters Corporation

1998 Stock Incentive Plan For Officers And Employees,

as amended

This prospectus relates to the shares of common stock, par value $5.00 per share, of Union Planters Corporation that may be offered and sold by Union Planters pursuant to the Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees, as amended on October 21, 1999.

Non-executive officers and key employees of Union Planters and its subsidiaries may be granted options to purchase shares of Union Planters= common stock pursuant to the plan. Union Planters has registered a total of 5,000,000 shares of common stock for sale under the plan. As of October 21, 1999, options to purchase a total of 2,700,000 shares were outstanding or had been exercised under the plan, and a total of 2,300,000 shares were available for future option grants under the plan.

Union Planters common stock is listed on the New York Stock Exchange, where it is traded under the symbol "UPC". You are encouraged to check the current market price for our common stock.

You should keep this document, and any updates to this document Union Planters provides you, for future reference. If you misplace or discard this document, or do not have a copy of this document when Union Planters provides you with an update, you may obtain an additional copy of this document, together with any current updates, from Union Planters by written request.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of Union Planters common stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 21, 1999.

_________________________________________________

This prospectus supercedes our prospectus, dated November 17, 1998, with respect to any options granted under the plan after October 21, 1999.

TABLE OF CONTENTS

Documents Incorporated by Reference and Additional Information

The Company

General Information Regarding the Plan

Appendix

DOCUMENTS INCORPORATED BY REFERENCE

AND ADDITIONAL INFORMATION

Union Planters files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. The public may read and copy any reports, statements or other information Union Planters files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Union Planters= SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov.

The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its financial performance.

The following documents are incorporated by reference into this document and are deemed to be a part of this prospectus:

1. Union Planters Corporation=s Annual Report on Form 10-K for the year ended December 31, 1998 (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i), (k), or (l) of Regulation S-K of the Securities and Exchange Commission shall not be deemed to be incorporated herein and is not part of the Registration Statement);

2. Union Planters Corporation=s Current Reports on Form 8-K dated January 21, 1999 (filed January 22, 1999), dated April 15, 1999 (filed April 15, 1999), and dated July 15, 1999 (filed July 15, 1999);

3. Union Planters Corporation=s Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999 and the quarter ended June 30, 1999;

4. The description of the current management and Board of Directors of Union Planters Corporation contained in the Proxy Statement of Union Planters Corporation filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 for Union Planters Corporation=s Annual Meeting of Shareholders held on April 15, 1999;

5. The description of Union Planters Corporation=s common stock contained in Union Planters Corporation=s Registration Statement under Section 12(b) of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating such description; and

6. The description of Union Planters Corporation=s Preferred Share Purchase Rights set forth in Union Planters Corporation=s Registration Statement filed on Form 8-A dated and filed January 22, 1999 (SEC File No. 001-10160).

All other documents subsequently filed by Union Planters pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this document and to be a part of this document from the date of filing of such documents.

Statements contained in this document or a document incorporated in this document by reference may be modified or superseded by statements contained in subsequently filed documents that are incorporated in this document by reference. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Union Planters will provide without charge to each person participating in the plan, upon written or oral request,

(1) a copy of any and all of the documents incorporated by reference in this prospectus, except for the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents, and

(2) a copy of Union Planters= most recent annual report to shareholders .

Requests for such copies should be directed to E. James House, Jr., Manager, Legal Division, Union Planters Corporation, 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018; telephone (901) 580-6596.

Union Planters has not authorized anyone to provide you with any information other than the information included in this document and the documents referred to in this prospectus. If someone provides you with other information, you should not rely on it as being authorized by Union Planters.

Neither the delivery of the prospectus nor any sale of shares under this prospectus shall, under any circumstances, create an implication that there has been no change in the facts contained in this prospectus since the date of this prospectus.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities covered by this prospectus in any state to any person to whom it is unlawful to make such offer or solicitation in such state.

THE COMPANY

Union Planters Corporation is the issuer of the shares of common stock offered under the Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees, as amended. Union Planters is a Tennessee corporation. Its principal executive offices are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018; and the Company=s telephone number at this location is (901) 580-6596.

Additional information regarding Union Planters, the Plan and the administrators of the Plan can be obtained by contacting Union Planters, attention: E. James House, Jr., Secretary and Manager of the Legal Department.

GENERAL INFORMATION REGARDING THE PLAN

General information regarding the plan, including information regarding

< the plan=s general nature and purpose,

< its duration,

< the administrators of the Plan, and

< the circumstances under which the Plan can be modified or will terminate is found in the text of the Plan, which is attached as Appendix A. Holders of options granted under the Plan should also consult the text of their individual option grants for the additional terms and conditions that apply to their specific options. Your individual option grant will show the number of shares the you can acquire by exercising your option, the price you will be required to pay to exercise the option and acquire shares, when you will be able to exercise your option, and when your option will terminate.

Union Planters believes that the Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

The shares of the Company=s Common Stock that may be issued pursuant to the grant or exercise of options granted under the Plan may be either authorized but unissued shares or reacquired shares.

Restrictions on Resale

Union Planters has filed registration statements with the Securities and Exchange Commission to register the shares of common stock offered by Union Planters under the plan. If a participant in the plan is not an "affiliate" of Union Planters, he or she may resell shares of Union Planters common stock acquired under the Plan without restriction. If a participant is an "affiliate" of Union Planters, he or she may resell the stock acquired under the Plan only

< in compliance with the provisions of Rule 144 under the Securities Act of 1933, or

< pursuant to a separate registration for the sale of such shares.

Please note that the registration statement Union Planters has filed covers only offers and sales by Union Planters of shares of common stock pursuant to the grant or exercise of stock options granted under the Plan. It does not cover any reoffer or resale of common stock acquired by exercising an option granted under the Plan.

In general, Rule 144 contains limits on the amount of shares that can be sold and the manner in which they may be sold, and requires the filing of a notice with the of the Securities Exchange Commission. To comply with the volume requirements, the total number of shares an "affiliate" is entitled to sell pursuant to Rule 144 within any three-month period (including shares of stock received other than pursuant to the Plan) can not exceed the greater of

(i) 1% of the then-outstanding shares of Union Planters common stock,

(ii) the average weekly reported trading volume of the stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the sale, or

(iii) the average weekly trading volume of the stock reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act or 1934 during the four calendar weeks preceding the sale.

Federal Income Tax Effects

All of the options that may be granted under the plan will be nonstatutory stock options. Under present federal income tax regulations, there will be no federal income tax consequences to either Union Planters or the participant upon the grant of a non-discounted nonstatutory stock option ("NSO"). However, the participant will realize ordinary income on the exercise of such an NSO in an amount equal to the excess of the fair market value of the stock acquired upon the exercise of such option over the exercise price, and Union Planters will receive a corresponding deduction (subject to the provisions of Section 162(m) of the Code). The gain or loss realized upon the subsequent disposition by the participant of the stock will constitute a capital gain or loss, which will be long-term or short-term depending on how long such shares were held.

State Tax Consequences

This Prospectus does not address the state income and other tax consequences of participation in the Plan.

Appendix A

UNION PLANTERS CORPORATION

1998 STOCK INCENTIVE PLAN

FOR OFFICERS AND EMPLOYEES,

AS AMENDED

1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions apply:

1.1 "Agreement" means the Notice of Grant of Stock Options and Option Agreement.

1.2 "Board" means the Board of Directors of the Company.

1.3 "Change in Control" shall mean the occurrence of any of the following events:

1.3.1 The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection 1.3.1, the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any Person pursuant to a transaction which complies with clauses 1.3.3.3, 1.3.3.2, and 1.3.3.3 of subsection 1.3.3 of this Section; or

1.3.2 Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

1.3.3 Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

1.3.3.1 all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

1.3.3.2 no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

1.3.3.3 at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

1.4 "Code" means the Internal Revenue Code of 1986, as amended.

1.5 "Committee" means the committee referred to in Section 3. Unless otherwise determined by the Board, the Stock Option Committee of the Board shall be the Committee.

1.6 "Common Stock" means the authorized but unissued common stock, par value $5, of the Company.

1.7 "Company" means Union Planters Corporation.

1.8 "Date of Exercise" means the date on which the Company receives notice pursuant to Section 8 of the exercise of an Option.

1.9 "Date of Grant" means the date on which an Option is granted or awarded by the action of the Committee.

1.10 "Disability" shall mean a mental or physical disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of an Optionee, as determined by the Committee, to substantially perform such Optionee's regular duties and responsibilities due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months.

1.11 "Employee" means any person determined by the Committee to be an employee of the Company or any Subsidiary.

1.12 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.13 "Fair Market Value" of a share of Common Stock as of any date means the amount equal to the closing price on such date for a share of Common Stock on the New York Stock Exchange as reported in The Wall Street Journal or, in the absence of reported sales on such date, the closing price on the immediately preceding date on which sales were reported, or, if the Common Stock is not traded on the New York Stock Exchange, then the Fair Market Value of such Common Stock as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

1.14 "Nonstatutory Stock Option" means an Option which is not an Incentive Stock Option as defined under Section 422 of the Code.

1.15 "Normal Retirement Age" means retirement at age 60 with at least 20 years of service (i.e., 20 calendar years of employment each with 1000 hours or more of service).

1.16 "Officer" means any person who is an officer of the Company or any Subsidiary.

1.17 "Option" means the right to purchase from the Company a specified number of shares of Common Stock, which right shall be designated as a Nonstatutory Stock Option.

1.18 "Option Date of Expiration" means the date on which the Option shall expire, which shall be the earliest of the following events:

1.18.1 upon termination of the Optionee's employment (at any time) by reason of Termination for Cause;

1.18.2 thirty days following termination of the Optionee's employment other than by reason of death or disability; or

1.18.3 ninety days after termination of the Optionee's employment by reason of death or disability.

1.19 "Optionee" means an Employee or Officer to whom an Option has been granted or awarded (as identified in the Agreement).

1.20 "Option Period" means the term of the Option as established by the Committee and set forth in the Agreement.

1.21 "Option Price" means the price per share at which an Option may be exercised (as indicated in United States dollar amount per share of Common Stock in the Agreement).

1.22 "Option Shares" means the shares of Common Stock subject to the Option set forth in the Agreement.

1.23 "Plan" means the Union Planters Corporation 1998 Stock Incentive Plan for Officers and Employees, as amended.

1.24 "Subsidiary" means a corporation of which at least 50 percent of the total combined voting power of all classes of stock is held by the Company, either directly or through one or more other Subsidiaries.

1.25 "Termination for Cause" shall mean a termination of the Optionee's employment because the Optionee engages in theft, fraud, or embezzlement causing significant damage to Company. The determination of theft, fraud, or embezzlement will be made by the Company Board in good faith, but such determination does not require an actual criminal indictment or conviction prior to or after such decision.

1.26 "Voting Stock" shall mean that class (or classes) of common stock of the Company entitled to vote in the election of the Company's directors.

2. Purpose. The purpose of the Plan is to provide a means to attract able persons to remain in or to enter the employ of the Company or a Subsidiary and to provide a means whereby the officers and employees can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company.

3. Administration. The Plan shall be administered by the Committee, which shall be appointed by the Board and consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder). However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Option granted by the Committee which Option is otherwise validly granted under the Plan. The Board shall have the power to fill vacancies on the Committee or to replace members of the Committee with other members of the Board at any time. In addition to any other powers granted to the Committee, it shall have the following powers subject to the express provisions of the Plan:

3.1 subject to the provisions of Sections 4, 6, 7, and 8, to determine in its sole discretion the Employees and Officers to whom Options shall be granted or awarded under the Plan, the number of shares which shall be subject to each Option, the terms upon which, the times at which, and the periods within which such Options may be acquired and exercised;

3.2 to grant Options to Employees and Officers selected by the Committee in its sole discretion;

3.3 to determine all other terms and provisions of each Agreement, which need not be identical;

3.4 to construe and interpret the Agreements and the Plan;

3.5 to require, whether or not provided for in the pertinent Agreement, of any person acquiring or exercising an Option, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with the securities and tax laws of the United States or of any state; and

3.6 to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Any determinations or actions made or taken by the Committee pursuant to this Section shall be binding and final.

4. Eligibility. Participants in the Plan shall be Officers (except executive officers as designated for proxy statement purposes) and full time or part time Employees in good standing on the date of grant.

5. Stock Subject to the Plan. There is hereby reserved for issuance upon the exercise of Options granted under the Plan an aggregate of 5,000,000 shares of Common Stock. If an Option granted under the Plan expires or terminates for any reason without having been fully exercised, the unpurchased shares of Common Stock which had been subject to such Option at the time of its expiration or termination shall become available for awards by the Committee of other Options under the Plan. The total number of shares of Common Stock available to grant to any one Optionee will not exceed 20% of the total shares available for grant.

6. Grant of Option. Pursuant to and subject to the terms of this Plan, the Company hereby grants to the Optionee, the Option to purchase from the Company that number of shares identified as the Option Shares in the Agreement, exercisable at the Option Price as provided in the Agreement.

7. Option Terms. Each Option grant shall be evidenced by an Agreement, which shall indicate the Option Price and number of Options subject to the grant and the applicable vesting schedule.

7.1 Type of Option. Each Option grant is intended to be a Nonstatutory Stock Option.

7.2 Option Price. The Option Price shall be determined by the Committee and stated in the Agreement. In no event shall the Option Price be less than the greater of the Fair Market Value of the Common Stock determined as of the Date of Grant or the par value of the Common Stock.

7.3 Option Period. Except as provided in Sections 7.4 and 11, the option expiration and vesting periods shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten years from the Date of Grant.

7.4 Vesting in Certain Events. Notwithstanding any other provision herein to the contrary, in the event of a Change in Control of the Company all Option granted under the Plan shall be fully vested. In the event of death, disability, or Normal Retirement of an Optionee; or the termination of the Optionee's employment by the Corporation and Subsidiaries due to a reduction in workforce authorized by the Board entailing the elimination of Optionee=s position with the Corporation and its Subsidiaries, all Options granted to such Optionee shall be fully vested.

8. Exercise of Options. An Option shall be exercised by the delivery to the Company of a written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price with respect to the shares for which the Option is exercised. At the time of exercise, all vested Options must be exercised. A partial exercise of vested Options will not be allowed. The Company will make every effort to complete the exercise in a timely manner; however, the Company will be allowed five business days to initiate the transaction and ten business days to complete the transaction. This period will begin on the date of receipt of written notice by the Company's designated option administrators. Until the Committee notifies the Optionee to the contrary, the form attached to the Agreement as Exhibit A shall be used to exercise the Option.

9. Payment of the Option Price. The Optionee, upon exercise of the Option, shall pay the Option Price in United States Dollars.

10. Nontransferability. The Option shall only be assignable or transferable by the Optionee with written consent of the Committee. In the event of the assignment or transfer of the Option, the assignee or transferee shall be subject to the terms and conditions of the Option as evidenced by this Plan which would otherwise apply to the Optionee. The Option shall not be assignable or transferable by such assignee or transferee other than by will or by the laws of descent and distribution, and is exercisable during such individual's lifetime only by such individual.

110 Death of Optionee. Upon the death of an Optionee, any Option held by the Optionee on the date of death may be exercised by the Optionee's estate or by a person who acquires the legal right to exercise such Option by bequest or inheritance or otherwise, provided that such exercise occurs within ninety days following date of death and within the remaining term of the Option. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death.

12. Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the minimum required withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued at Fair Market Value as of the date of exercise.

13. Capital Adjustments. The number of unexercised Option Shares and the Option Price shall be subject to an equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split, or share combination, and shall be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation, or the like, of or by the Company. Any adjustment determined to be appropriate by the Committee pursuant to this Section 13 shall be conclusive and shall be binding upon the Optionee.

14. Termination or Amendment. The Board shall have the power to terminate the Plan and to amend it in any respect. Unless required by applicable law or governmental regulations, no termination or amendment of the Plan shall adversely affect the rights or obligations of any Optionee without his consent.

15. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to the Agreement. Except as provided under Section 13, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

16. Subject to Plan. Any Option granted under the Plan and the exercise thereof shall be subject to the terms and conditions of the Plan. In addition, any such Option shall be subject to any rules and regulations promulgated by the Committee.

17. Term of the Plan. Unless sooner terminated by the Board pursuant to Section 14, the Plan shall terminate on the date ten years after its adoption by the Board, and no Options may be granted after termination. The termination of the Plan shall not terminate or otherwise affect the validity of any Option outstanding on the date of termination.

18. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

19. General Provisions.

19.1 The establishment of the Plan shall not confer upon any Employee or Officer any legal or equitable right against the Company or the Committee except as expressly provided in the Plan.

19.2 The Plan does not constitute inducement or consideration for the employment of any Employee or Officer, nor is it a contract between the Company and any Employee or Officer. Participation in the Plan shall not give any Employee or Officer any right to be retained in the employ of the Company. The Company retains the right to hire and discharge any Employee or Officer at any time, with or without cause, as if the Plan had never been adopted.

19.3 The interests of any Employee or Officer under the Plan are not subject to the claims of creditors and may not in any way be assigned, alienated, or encumbered.

19.4 The Plan shall be governed, construed, and administered in accordance with the laws of the state of Tennessee.

19.5 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

ORIGINAL PLAN APPROVAL: Approved by Salary and Benefits Committee on October 14, 1998; ratified by Board of Directors on October 15, 1998

AMENDED PLAN APPROVAL: Approved by Salary and Benefits Committee on October 21, 1999; ratified by Board of Directors on October 21, 1999